EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Avon Products, Inc. on Form S-4 of our report dated February 6, 1997, on our audits of the financial statements and financial statement schedule included in the Annual Report on Form 10-K of Avon Products, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


COOPERS & LYBRAND L.L.P.
New York, NY

November 25, 1997



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